Exhibit 10.1

REPURCHASE AGREEMENT

This Repurchase Agreement (this “Agreement”) is made and entered into as of April 8 2005, by and between VendingData Corporation, a Nevada corporation (the “Company”), Triage Capital Management LP, a Delaware limited partnership (“Triage Capital”), Triage Capital Management B LP, a Delaware limited partnership (“Triage Capital B”), Triage Offshore Fund Ltd., a Cayman Islands exempt company (“Triage Offshore”), Periscope Partners LP, a Delaware limited Partnership (“Periscope”), and Leonid Frenkel, an individual (“Frenkel” and, together with Triage Capital, Triage Capital B, Triage Offshore and Periscope, the “Triage Parties”).

R E C I T A L S

Whereas, the parties to this Agreement (the “Parties”) desire to enter into this Agreement for the purposes of having the Company repurchase any and all shares of the Company’s common stock, $.001 par value (“Common Stock”), owned by the Triage Parties in exchange for a warrant from the Company (the “Repurchase Transaction”);

Now Therefore, in consideration of the mutual covenants, promises, representations, understandings and agreements hereinafter set forth, the Parties hereto agree the recitals set forth above are true and accurate and are hereby incorporated in and made a part of this Agreement, and further covenant and agree as follows:

1.	Terms and Conditions

1.1.  Purchase. In exchange for the repurchase of an aggregate of Four Hundred Forty-Eight Thousand Fifty-Three (448,053) shares of Common Stock held by the Triage Parties as follows, the Company shall issue to each Triage Party a warrant to purchase an equal number of shares of Common Stock with an exercise price of $.01 per underlying share:

1.1.1.  44,444 shares held by Triage Capital;

1.1.2.  41,400 shares held by Triage Capital;

1.1.3.  20,800 shares held by Triage Capital B;

1.1.4.  88,888 shares held by Triage Capital B;

1.1.5.  94,800 shares held by Triage Offshore;

1.1.6.  122,221 shares held by Triage Offshore;

1.1.7.  10,000 shares Periscope; and

1.1.8.  25,500 shares held by Frenkel.

1.2.  Effective Date; Delivery Obligations. The effective date for the Repurchase Transaction shall be Friday, April 8, 2005. Each party hereby agrees to deliver the following as part of the Repurchase Transaction:

1.2.1.  Delivery Obligations of the Triage Parties.

1.2.1.1.  Stock certificate issued to Triage Capital for 44,444 shares of common stock;

1.2.1.2.  Stock certificate issued to Triage Capital B for 88,888 shares of common stock;

1.2.1.3.  Stock certificate issued to Triage Offshore for 122,221 shares of common stock;

1.2.1.4.  An irrevocable stock or bond power for the Repurchased Shares in form and substance reasonably acceptable to the Company and its counsel consistent with Section 1.3.1; and

1.2.1.5.  Such other and further documents and instruments that may be reasonably required by the Company to complete and facilitate the rescission in accordance with this Agreement

1.2.2.  Delivery Obligations of the Company.

1.2.2.1.  Warrant issued in the name of Triage Capital for 85,844 shares of Common Stock;

1.2.2.2.  Warrant issued in the name of Triage Capital B for 109,688 shares of Common Stock;

1.2.2.3.  Warrant issued in the name of Triage Offshore for 217,021 shares of Common Stock;

1.2.2.4.  Warrant issued in the name of Periscope for 10,000 shares of Common Stock; and

1.2.2.5.  Warrant issued in the name of Frenkel for 25,500 shares of Common Stock.

1.3.  Treasury Shares. Upon the closing of the Repurchase Transaction, the Company shall hold the Repurchased Shares as treasury shares to be re-issued to the Triage Parties, when and if the Warrants are exercised by the Triage Parties.

1.4.  Form of Warrant. The warrants to be issued by the Company pursuant to this Agreement shall be in the form attached hereto as Exhibit A and, as provided in the form of warrant, shall may not be exercisable until after April 8, 2006 and until the Triage Parties or their respective affiliated parties are in compliance with the registration requirements of the Investment Advisor Act of 1940, as amended; provided, however, subject to certain limitations related to voting rights, the Triage Parties may be permitted to exercise the warrants at any time upon a “change of control” involving the Company, as defined in the form of warrant.

2.	Representations, Warranties and Covenants

2.1.  General Representations and Warranties. In order to induce the other party to enter into this Agreement, each Party to this Agreement represents and warrants to the other party the following:

2.1.1.  Authorization; Binding Effect. Each party has all of the requisite power and authority to execute and deliver this Agreement, to the extent applicable, and carry out and perform its obligations under the terms of this Agreement, if any. To the extent applicable, this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of each party, enforceable in accordance with its terms. The undersigned representative of each party, to the extent applicable, is the duly authorized representative of such party and has all necessary powers and authority to enter into this Agreement on behalf of such party.

2.1.2.  No Violation. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and provisions of this Agreement, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, any governing document, contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which each party or any of its assets is subject, or result in the creation of any security interest, mortgage, pledge, lien, claim, charge or encumbrance on any properties of such party.

2.1.3.  No Consent. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any non-governmental third party is required by, or with respect to, each party in connection with the execution and delivery of this Agreement by such party, the performance by such party of its obligations hereunder or the consummation by such party of the transactions contemplated by this Agreement.

2.1.4.  No Litigation. There is no action, arbitration, suit, proceeding or investigation pending, or to the knowledge of each party, threatened against such party that would have a material adverse effect on this Agreement or the ability of such party to perform its obligations under this Agreement, to the extent applicable.

2.1.5.  No Representations Untrue. No representation or warranty made by each party in this Agreement, individually and to the extent applicable, contains or will contain any untrue statement of material fact or omit to state any material fact known to such party necessary to make any statement, warranty or representation not misleading to the other party. Each party knows of no material facts or conditions adversely affecting such party which has not been disclosed in writing to the other party.

2.2.  Further Assurances. Each Party hereby acknowledges that it will use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

2.3.  Mutual Release. From the Effective Date, for valuable consideration, the sufficiency of which is hereby acknowledged, the Parties, on behalf of themselves, their respective successors, predecessors, parents, affiliates, subsidiaries, divisions, including, but not limited to their respective officers, directors, stock-holders, managers, employees, advisors, consultants, insurers, attorneys, heirs, executors, administrators and authorized representatives, hereby remise, acquit and forever release each other, and their respective successors, predecessors, parents, affiliates, subsidiaries, divisions, including, but not limited to their respective officers, directors, share-holders, managers, employees, advisors, consultants, insurers, attorneys, heirs, executors, administrators and authorized representatives from any and all claims, demands, damages, debts, liabilities, actions, causes of action or suits of whatsoever kind or nature, presently known or unknown, actual or contingent, asserted or unasserted, foreseeable or unforeseeable, unanticipated or unsuspected, which any of them has or may have now or in the future, arising directly or indirectly out of or involving the Repurchase Transaction, the Repurchased Shares and any other matter related thereto as they relate thereto.

2.4.  Indemnity; Agreement to Defend. Each Party shall and does hereby indemnify and hold the other party and its managers, members, partners, trustees, beneficiaries, officers, employees and agents, if applicable, harmless from and against any loss or expense (including attorneys’ fees and costs of litigation) incurred as a result of any claim, action, demand, judgment or suit caused or alleged to have been caused by or happening in connection with the breach of any of such party’s covenants, representations, warranties, agreements, obligations or undertakings under this Agreement.

3.	General Provisions

3.1.  Remedies Cumulative. The remedies of each party shall be cumulative and concurrent and may be pursued singly, successively or together in the party’s sole discretion and as often as occasion therefore shall arise.

3.2.  Entire Agreement. This Agreement, including any exhibits hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes any and all prior or contemporaneous written or oral negotiations, agreements, representations, and understandings of the parties with respect to such subject matter.

3.3.  Attorneys’ Fees. If there is any legal action or proceeding, including any mediation or arbitration proceeding, to enforce or interpret any provision of this Agreement or to protect or establish any right or remedy of any party hereto, the unsuccessful party to such action or proceeding, whether such action or proceeding is settled or prosecuted to final judgment, shall pay to the prevailing party as finally determined, all costs and expenses, including reasonable attorneys’ fees and costs, incurred by such prevailing party in such action or proceeding, in enforcing such judgment, and in connection with any appeal from such judgment.

3.4.  Notice. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be hand delivered, facsimiled, delivered overnight or mailed, first-class postage prepaid, certified mail, return receipt requested to the applicable addresses or facsimile numbers set forth on the signature page hereto. Notice shall be effective: (1) if hand delivered, when delivered; (2) if facsimiled, on the day of transmission thereof on a proper facsimile machine with confirmation; (3) if delivered overnight, on the day of delivery thereof by a reputable overnight courier service, delivery charges prepaid; and (4) if mailed, on the third business day after the deposit of such item in the mail, postage prepaid. Any changes in any of the addresses listed herein shall be made by advance written notice of ten (10) calendar days to the other party.

3.5.  Modification, Amendment or Waiver. This Agreement may not be amended, supplemented or otherwise modified, and none of its terms may be waived, unless such amendment, supplement, modification or waiver is in an express writing and executed by the party or parties to be bound thereby. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right of such party at a later time to enforce the same, and no waiver of any term or provision hereof on any one occasion shall be deemed to be a waiver of the same or any other provision hereof at any subsequent time or times.

3.6.  Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and any persons claim-ing rights by, through or under them; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by any party to this Agreement without the prior written consent of the other parties.

3.7.  Construction. This Agreement shall be construed in accordance with its intent and without regard to any presumption or any other rule requiring construction against the party causing the same to be drafted.

3.8.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada in effect on the date of this Agreement without resort to any conflict of laws principles. The parties submit to the exclusive jurisdiction of the state and federal courts located in Clark County, Nevada for the purposes of any and all legal proceedings arising out of or relating to this Agreement or the transactions contemplated thereby. Each party hereby irrevocably waives any objection to venue and any claim that such a proceeding has been brought in an inconvenient forum, with respect to any such proceeding that is brought in the state and federal courts located in Clark County, Nevada.

3.9.  Counterparts. This Agreement may be executed at different times and in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page of this Agreement may be detached from any counterpart without impairing the legal effect to any signatures thereon, and may be attached to another counterpart, identical in form thereto, but having attached to it one or more additional signature pages. Delivery by any party of facsimiled, counterpart signature pages shall be as binding an execution and delivery of this Agreement by such party as if the party had delivered an actual physical original of this Agreement with an ink signature from such party. Any party delivering this Agreement by telecopy shall promptly thereafter deliver an executed counterpart original hereof to the other party.

3.10.  No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the Parties and their respective successors and assigns, and no other person or persons shall have any right of action hereon.

3.11.  Severability. If any provision of this Agreement, or any portion of any provision, shall be deemed invalid or unenforceable for any reason whatsoever, such invalidity or unenforceability shall not affect the enforceability and validity of the remaining provisions hereof.

3.12.  Survival. The warranties, representations and covenants of each party contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall survive satisfaction of each party’s obligations pursuant to this Agreement.

3.13.  Captions and Pronouns. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference to this Agreement and in no way whatsoever define, limit or describe the scope or intent of this Agreement nor in any way affect this Agreement.

In Witness Whereof, the parties hereto have duly executed this Agreement as of the date first set forth above.

VendingData Corporation, a Nevada corporation		Address:
6830 Spencer Street
By:		Las Vegas, Nevada 89119
__________________
Title:	__________________	Telephone:	702-733-7195
		Facsimile:	702-733-7197

Triage Capital Management LP, a ___________ limited partnership			Address:

By:	_____________________		___________________________
Title:	General Partner		___________________________

By:
		_____________________	Telephone:	__________________
	Title:	_____________________	Facsimile:	__________________

Triage Capital Management B LP, a ___________ limited partnership			Address:

By:	_____________________		___________________________
Title:	General Partner		___________________________

By:
		_____________________	Telephone:	__________________
	Title:	_____________________	Facsimile:	__________________

Triage Offshore Fund, Ltd, a ______________________			Address:

By:	_____________________		___________________________
Title:	_____________________		___________________________

By:
		_____________________	Telephone:	__________________
	Title:	_____________________	Facsimile:	__________________

Periscope Partners LP, a ___________ limited partnership			Address:
___________________________
By:			___________________________
Leonid Frenkel
Title:	General Partner		Telephone:	__________________
			Facsimile:	__________________

Leonid Frenkel			Address:
___________________________
By:			___________________________
Leonid Frenkel, an individual
			Telephone:	__________________
			Facsimile:	__________________